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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-______) of Affiliated Computer Services, Inc. of our report dated March 16, 1998 relating to the financial statements and financial statement schedule of BRC Holdings, Inc., which appears in BRC Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Dallas, Texas
November 12, 1999